Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director, or officer, or both, of Dyadic International, Inc., a Delaware corporation, hereby constitutes and appoints Mark A. Emalfarb and Ping W. Rawson, and each of them, as his or her true and lawful attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Annual Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith, with SEC, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitutes or substitutes may do or cause to be done by virtue thereof.
Pursuant to the requirements of Securities Exchange Act of 1934, as amended, this Annual Report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark A. Emalfarb	Chief Executive Officer, Director	March 27, 2019
Mark A. Emalfarb	(Principal Executive Officer)

/s/ Ping W. Rawson	Chief Accounting Officer	March 27, 2019
Ping W. Rawson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael P. Tarnok	Chairman, Director	March 27, 2019
Michael P. Tarnok

/s/ Jack L. Kaye	Director	March 27, 2019
Jack L. Kaye

/s/ Seth J. Herbst, MD	Director	March 27, 2019
Seth J. Herbst, MD

/s/ Arindam Bose, Ph.D.	Director	March 27, 2019
Arindam Bose, Ph.D.

/s/ Barry C. Buckland, Ph.D.	Director	March 27, 2019
Barry C. Buckland, Ph.D.